Exhibit 5






                                                 December 4, 1996



Kansas City Power & Light Company
1201 Walnut Street
Kansas City, MO  64106

Ladies and Gentlemen:

      I refer to the proposed issuance and sale by you of up to $300,000,000 of Medium-Term Notes (the "Notes") under the
Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      I am familiar with the proceedings to date with respect to such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

     I am of the opinion that

          1. Kansas City Power & Light Company (the "Company") is a corporation duly organized and existing under the laws of the State of Missouri, and duly authorized and qualified to transact the business in which it is engaged in the States of Missouri and Kansas.

          2.    The Indenture between the Company and The Bank of
          New York creating the Notes (Exhibit 4-n) is in due legal form.

          3. The proposed forms of the Notes in Exhibit 4-n is in due legal form.

          4. When (a) appropriate regulatory authority has been issued; (b) the Registration Statement shall have become effective; (c) the issuance of the Notes has been duly authorized by the Board of Directors of the Company; (d) the indenture for the Notes has been executed by the proper parties and has been duly recorded; and (e) the Notes have been authenticated and issued for money paid, labor due, or property actually received, all in accordance with appropriate regulatory authorizations:

Kansas City Power & Light Company
December 4, 1996
Page 2


                      (i) the Notes will be legally issued, fully
               paid, non-assessable and binding obligations of the Company, with the express terms and provisions as set forth in the appropriate indenture; and

                     (ii) no approvals, other than those referred
               to above, will be required in connection with the creation and issuance of the Notes.

     I hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Sincerely,

                                   /s/Jeanie Sell Latz

                                   Jeanie Sell Latz
                                   Senior Vice President and
                                   Chief Legal Officer